Exhibit 10.13

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                     , 20         by and among DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “Partnership”), DELEK LOGISTICS GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “Company”), and                                  (the “Indemnitee”).

Whereas, highly competent persons have become more reluctant to serve publicly-held entities as directors, officers or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of an entity;

Whereas, the uncertainties relating to such insurance and indemnification have increased the difficulty of attracting and retaining such persons;

Whereas, the Company’s Board of Directors (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and the Partnership and that the Company and the Partnership should act to assure such persons that there will be increased certainty of such protection in the future;

Whereas, although Indemnitee may be entitled to indemnification pursuant to (a) the Company’s First Amended and Restated Limited Liability Company Agreement dated [                ], 2012 (as the same may be amended and replaced from time to time, the “LLC Agreement”), (b) the Delaware Limited Liability Company Act (the “LLC Act”), (c) the Partnership’s First Amended and Restated Agreement of Limited Partnership dated [                ], 2012 (as the same may be amended and replaced from time to time, the “LP Agreement”) and (d) the Delaware Limited Partnership Act (the “LP Act”) , the LLC Agreement and the LP Agreement expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Partnership, the Company and members of the Board, officers and other persons with respect to indemnification;

Whereas, it is reasonable, prudent and necessary for the Company and the Partnership to contractually obligate themselves to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company and the Partnership free from undue concern that they will not be so indemnified;

Whereas, this Agreement is a supplement to and in furtherance of the indemnification provisions in the LLC Agreement and the LP Agreement, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

Whereas, Indemnitee believes that this Agreement is desirable to augment the protection available under the LLC Agreement, the LP Agreement and applicable insurance, and may not be willing to serve as a director or officer or in other capacities without the additional protection provided for under this Agreement; and

Whereas, the Company and the Partnership desire Indemnitee to serve in such capacity and Indemnitee is willing to serve and continue to serve on the condition that he or she be so indemnified.

Now, therefore, in consideration of the premises and the covenants contained herein, the Indemnitee, the Partnership and the Company do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee will serve or continue to serve, at the will of the Company and/or its sole member in accordance with the LLC Agreement, as a director or officer of one or more Enterprises for so long as Indemnitee is duly elected, appointed or requested or until Indemnitee tenders his or her resignation from all Enterprises.

2. Definitions. As used in this Agreement:

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Change in Board of Directors. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a)(ii) or 2(a)(iii)) appointed by the Company’s sole member, cease for any reason to constitute at least a majority of the members of the Board;

(ii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity (other than an affiliate of the Company), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iii) Liquidation. The approval by the Company’s sole member of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(iv) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, manager, managing member, general partner, fiduciary, employee or agent of the Company or the Partnership or of any other corporation, limited liability company, limited or general partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company, the Partnership and any other corporation, limited liability company, limited or general partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, general partner, employee, agent or fiduciary.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall include all reasonable attorneys’ fees and expenses, retainers, court costs, transcript costs, fees of experts (including, without limitation, auditors and accountants), witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal(s) resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. Should any payments by the Company or the Partnership to or for the account of an Indemnitee under this Agreement be determined to be subject to any federal, state or local income or excise tax, Expenses shall also include such amounts as are necessary to place Indemnitee in the same after-tax position after giving effect to all applicable taxes, Indemnitee would have been in had no such tax been determined to apply to those payments.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) any Enterprise or any affiliate thereof or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Partnership or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company, the Partnership or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken (or failure to act) by him or her or any action (or failure to act) on his or her part while acting as a director or officer of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, general partner, fiduciary, employee or agent of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement, except one initiated by Indemnitee to enforce his or her rights under this Agreement. The term Proceeding shall not include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding by Indemnitee against the Company or the Partnership, including, without limitation, proceedings initiated by Indemnitee or involving a counterclaim by Indemnitee.

(i) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any of its affiliates which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company and the Partnership” as referred to in this Agreement.

3. Indemnity.

(a) The Company and the Partnership hereby agree, to indemnify and hold harmless, to the fullest extent permitted by law but subject to the limitations expressly provided in the LLC Agreement and the the LP Agreement, Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, Expenses, judgments, fines, ERISA excise taxes, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed Proceedings in which Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the Indemnitee’s Corporate Status, and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company or the Partnership; provided, however, that Indemnitee shall not be indemnified and held harmless pursuant to this Agreement, the LP Agreement or the LLC Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which Indemnitee is seeking indemnification, Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that Indemnitee’s conduct was unlawful.

(b) For purposes of Section 3(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of the LLC Act and/or LP Act that authorize or contemplate additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the LLC Act and/or LP Act; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the LLC Act and/or LP Act adopted after the date of this Agreement that increase the extent to which a an applicable entity may indemnify its officers and directors and persons serving in certain other capacities at the request of the entity.

4. Exclusions. Notwithstanding any other provision in this Agreement, neither the Company nor the Partnership shall be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or under another valid and enforceable indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision and except for any payments which are required to be disgorged by Indemnitee; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Partnership within the meaning of Section 16(b) of the Exchange Act or similar provisions of other federal or state statutory law or common law; or

(c) except as otherwise provided in Section 9 (e), in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the directors, officers, employees or other indemnitees of the Company or the Partnership, unless (i) such indemnification is expressly required to be made by applicable law, (ii) the Board authorized the Proceeding (or any part of the Proceeding) prior to its initiation or (iii) the Company or the Partnership provides the indemnification, in the sole discretion of the Company, pursuant to the powers vested in the Company or the Partnership to the fullest extent permitted by applicable law.

5. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, to the fullest extent permitted by law the Company and the Partnership agree to advance the expenses incurred by Indemnitee in connection with any Proceeding within 30 calendar days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company or the Partnership. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 4.

6. Procedure for Notification and Defense of Claim.

(a) Within 30 calendar days after service of process on Indemnitee relating to notice of the commencement of any Proceeding, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The omission to notify the Company within such 30 day period will not relieve the Company or the Partnership from any liability which it may have to Indemnitee under this Agreement except to the extent the failure of Indemnitee to provide such notice within 30 days after receipt by Indemnitee of notice of the commencement of any Proceeding adversely affects the Company’s or the Partnership’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such Proceeding. The omission to notify the Company will not relieve the Company or the Partnership from any liability which it may have to Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) If the Company and the Partnership shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company and the Partnership shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by Indemnitee, which consent shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, consent to such counsel by Indemnitee and the retention of such counsel by the Company, neither the Company or the Partnership will be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that if (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee or counsel selected by the Company and the Partnership shall have concluded that there may be a conflict of interest between the Company or the Partnership, on one hand, and Indemnitee or among Indemnitees jointly represented in the conduct of any such defense, on the other hand, or (iii) the Company and the Partnership shall not, in fact, have employed counsel, to which Indemnitee has consented as aforesaid, to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Notwithstanding the foregoing, Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense.

(c) The Company and the Partnership will be entitled to participate in the Proceeding at their own expense. Neither the Company nor the Partnership will, without prior written consent of Indemnitee, effect any settlement of a claim against Indemnitee in any threatened or pending Proceeding unless such settlement solely involves the payment of money and includes an unconditional release of Indemnitee from all liability on any claims that are or were threatened to be made against Indemnitee in the Proceeding.

7. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, the sole member of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 calendar days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and expenses and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company or the Partnership (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company and the Partnership hereby agree to indemnify and to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a) hereof, the Independent Counsel shall be selected as provided in this Section 7(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 calendar days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2(g) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 calendar days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (the “Court”) for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company and the Partnership agree to pay the reasonable fees and expenses of the Independent Counsel selected as provided in this Section 7 and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

8. Presumptions / Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement, and the Company or the Partnership, as applicable, shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company or the Partnership (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 calendar days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law. Such 60 day period shall be extended for a reasonable time, not to exceed an additional 30 calendar days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this Section 8(b) shall not apply if the determination of entitlement to indemnification is made by Independent Counsel pursuant to Section 7 of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that indemnitee acted in bad faith or engaged in fraud, willful misconduct or, with respect to any criminal Proceeding, that Indemnitee had knowledge that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 8(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

9. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(a) of this Agreement within the time period specified in Section 8(b) of this Agreement, or (iv) payment of indemnification pursuant to Section 7 of this Agreement is not made within 10 calendar days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Neither the Company nor the Partnership shall oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 7(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 7, the Company and the Partnership shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 7(a) of this Agreement that Indemnitee is entitled to indemnification, the Company and the Partnership shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent a prohibition of such indemnification under applicable law.

(d) The Company and the Partnership shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company or the Partnership, as applicable, is bound by all the provisions of this Agreement.

(e) The Company and the Partnership shall indemnify Indemnitee to the fullest extent permitted by law against any and all Expenses and, if requested by Indemnitee, shall (within 10 calendar days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 or other applicable law, such Expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company or the Partnership under this Agreement, any other agreement or provision of the LLC Agreement, the LP Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company or the Partnership, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

10. Liability Insurance. The Company represents to Indemnitee that it presently has in place certain liability insurance policies covering the directors and officers of the Company and any other Enterprise for losses from wrongful acts. Subject only to the provisions of this Section 10, the Company agrees that for the duration of Indemnitee’s service as a director and/or officer of the Company and/or any other Enterprise, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect one or more policies of directors’ and officers’ liability insurance with reputable insurers providing coverage for directors and/or officers of the Company and any other Enterprise that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, that the premium costs for such insurance are disproportionate to the amount of coverage provided, that the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or that Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

11. Non-Exclusivity / Survival of Rights / Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the LLC Agreement, the LP Agreement, any other agreement or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the LLC Agreement, the LP Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be an insured under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies. The Company and the Partnership may, but will not be required to, create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy the obligations to indemnify and advance Expenses pursuant to this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company and Indemnitee shall mutually cooperate and take all reasonable actions to cause such insurers to pay on behalf of the insureds, all amounts payable as a result of such proceeding in accordance with the terms of all applicable policies.

(c) In the event of any payment under this Agreement, the Company or the Partnership, as applicable, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company or the Partnership to bring suit to enforce such rights.

(d) Neither the Company nor the Partnership shall be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under the LLC Agreement, the LP Agreement or any insurance policy, contract, agreement or otherwise.

(e) The Company’s and the Partnership’s obligations to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Enterprise.

12. Duration of Agreement / Successors / Assigns. This Agreement shall continue until and terminate upon the later of: (a) 10 years after Indemnitee has ceased to occupy any positions or have any relationships described in Section 1 of this Agreement; and (b) the final termination of all actions, suits, proceedings or investigations pending or threatened during such 10 year period to which Indemnitee may be subject by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise which Indemnitee served at the request of the Company or by reason of anything done or not done by Indemnitee in any such capacity. This Agreement shall be binding upon the Company, the Partnership and their successors and assigns and shall inure to the benefit of and be enforceable by Indemnitee and his or her personal and legal representatives, heirs, executors, administrators, distributees, legatees and other successors.

13. Severability. If any provision or provisions of this Agreement or any application of any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. In the event that any court shall decline to reform a provision of the Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the preceding sentence, the parties hereto shall take all actions as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

14. Enforcement.

(a) The Company and the Partnership expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on them hereby in order to induce Indemnitee to serve as a director or officer of one or more Enterprises. The Company and the Partnership acknowledge that Indemnitee is relying upon this Agreement in agreeing to serve and continuing to serve as a director or officer of one or more Enterprises.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. This Agreement is a supplement to and in furtherance of the LLC Agreement, the LP Agreement and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall apply to Indemnitee’s service as a (i) director or officer of the Company prior to the date of this Agreement and (ii) director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise which Indemnitee served at the request of the Company prior to the date of this Agreement.

15. Modification / Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

16. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company or the Partnership of any obligation which it may have to Indemnitee under this Agreement or otherwise.

17. Notices. Any notices, requests, demands or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows: (i) if to the Company, to Delek Logistics GP, LLC, 7102 Commerce Way, Brentwood,

TN 37027, Attention: General Counsel (or Attention: Chief Executive Officer if the General Counsel is the Indemnitee), or to such other address as shall be furnished in writing to Indemnitee by the Company; and (ii) if to Indemnitee, to such address as set forth below Indemnitee’s name on the signature page to this Agreement, or to such other addresses as shall be furnished in writing by Indemnitee to the Company.

18. Contribution. To the fullest extent permissible by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company and/or the Partnership, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company, the Partnership and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents), the Partnership and Indemnitee in connection with such event(s) and/or transaction(s).

19. Applicable Law / Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 9 of this Agreement, the Company, the Partnership and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

20. Joint and Several Liability. The indemnification obligations of the Partnership and the Company hereunder are joint and several; provided, however, that the Partnership and the Company hereby agree that, as between themselves, the Partnership shall pay and perform all such obligations to the greatest extent possible.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

DELEK LOGISTICS GP, LLC:		INDEMNITEE:

By:		By:
Name:		Name:
Title:		Address:

DELEK LOGISTICS PARTNERS, LP

By:	Delek Logistics GP, LLC, its general partner

By:
Name:
Title: